UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Sections 13 or 15(d) of the

Securities Exchange Act of 1934

October 27, 2004

Date of Report (Date of earliest event reported)

CYBERGUARD CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 0-24544

Florida	65-0510339
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

2000 West Commercial Boulevard, Suite 200, Fort Lauderdale, Florida	33309
(Address of principal executive offices)	(Zip Code)

(954) 958-3900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. REGULATION FD DISCLOSURE.

On October 27, 2004, during a conference call announcing the quarterly earnings for the quarter ended September 30, 2004, CyberGuard Corporation (“Company”) announced that it estimates its revenues for the quarter ending December 31, 2004 to be in the range of $15.9 million to $16.4 million. The Company anticipates that the earnings, excluding acquisition-related charges, will be between $.02 to $.05 per share on a pro-forma diluted share basis. In addition, the Company stated that it expects to leverage its current and previous investments in Research & Development and Sales & Marketing during the quarter ending March 31, 2005.

Forward-Looking Statements. Statements regarding estimates, expectations and future prospects contained in the filing are forward-looking statements. These statements are based upon assumptions and analyses made by the Company in light of current conditions, future developments, and other factors the Company believes are appropriate in the circumstances, or information obtained from third parties, and are subject to a number of assumptions, risks and uncertainties. Readers are cautioned that forward-looking statements are not guarantees and that actual results might differ materially from those suggested in the forward-looking statements. Some of the factors that might cause future actual events to differ from those predicted or assumed include: future advances in technologies and computer security; the state of the U.S. economy, global economic conditions, the Company’s history of losses; the Company’s dependence on outside parties such as its key customers and alliance partners; competition from major computer hardware, software, and networking companies; uncertainties in availability of expansion capital in the future and other risks associated with capital markets; overall network security spending; litigation and the Company’s ability to execute on its business plans. For a more complete discussion regarding forward-looking statements, the reader is referred to the Company’s periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, including the Form 10-K for the fiscal year ended June 30, 2003, and other information filed with the Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYBERGUARD CORPORATION

By:	/s/ PATRICK J. CLAWSON
Patrick J. Clawson
Chief Executive Officer

Date: October 27, 2004